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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            ------------------------

We consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-1 of, (i) our report dated January 22, 1999, on our audits of the consolidated financial statements, selected historical consolidated income statement and balance sheet data (other than adjusted assets) and the financial statement schedule of The Goldman Sachs Group, L.P. and Subsidiaries (the "Firm"); (ii) our report dated March 15, 1999 on our examination of the Pro Forma Consolidated Financial Information as of November 27, 1998 and for the fiscal year then ended; and (iii) our report dated March 15, 1999 on our examination of Management's Discussion and Analysis of Financial Condition and Results of Operations of the Firm for the three-year fiscal period ended November 27, 1998. We also consent to the references to our firm under the captions "Experts", "Summary Consolidated Financial Data", and "Selected Consolidated Financial Data".

PricewaterhouseCoopers LLP

New York, New York
March 16, 1999.